Calculation of Filing Fee Tables
S-8
Baozun Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, $0.0001 par value per share	457(a)	17,438,516	$ 0.9292	$ 16,203,869.07	0.0001381	$ 2,237.75
Total Offering Amounts:						$ 16,203,869.07		$ 2,237.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,237.75
Offering Note
[1]	The column "Amount Registered" represents Class A ordinary shares issuable pursuant to awards (including the exercise of any options, restricted shares, and the vesting of restricted share units granted) under the Amended and Restated 2022 Share Incentive Plan (the "Amended and Restated 2022 Plan") of Baozun Inc. (the "Registrant"). In accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement will also cover an indeterminate number of additional Class A ordinary shares that become issuable under the Amended and Restated 2022 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction. The column "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Registrant's ADSs, as quoted on the NASDAQ Global Select Market on July 7, 2026. These Class A ordinary shares are offered under awards (including but not limited to options, restricted shares, restricted share units and share appreciation rights) to be granted under the Amended and Restated 2022 Plan. The Class A ordinary shares of the Registrant registered hereunder may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents three Class A ordinary shares. The Registrant's ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (333-204030 and 333-230717).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources